EXHIBIT 23(i)





                  CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-68488,

33-12453, 33-13577, 33-30884, 33-39265 and 333-0567) of Kulicke and Soffa

Industries, Inc. of our report dated November 15, 1996 appearing on page 20 of this Annual Report on Form 10-K.





/s/ PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
December 20, 1996